UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2026

S&P Global Inc.
(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Completion of Separation of Mobility Global from S&P Global

On July 1, 2026 (the “Distribution Date”), at 12:01 a.m. New York City time, the previously-announced separation (the “Separation”) of Mobility Global Inc. (“Mobility Global”) from S&P Global Inc. (“S&P Global”) became effective. The separation of Mobility Global, which comprises the business of S&P Global and its subsidiaries with respect to providing analytics, marketing, planning solutions, reports, forecasts and vehicle history data for the automotive sector, which operated under the S&P Global Mobility division (the “Spin Business”), was achieved through S&P Global’s distribution (the “Distribution”) of 100% of the shares of Mobility Global common stock to holders of S&P Global common stock as of the close of business on the record date of June 15, 2026 (the “Record Date”) after certain restructuring transactions were completed (the “Restructuring Transactions”). S&P Global stockholders of record received one share of Mobility Global common stock for every share of S&P Global common stock. Following the Distribution, Mobility Global became an independent, publicly-traded company with its common stock listed under the symbol “MBGL” on the New York Stock Exchange, and S&P Global retains no ownership interest in Mobility Global.

In connection with the Separation, Mobility Global entered into several agreements with S&P Global on June 30, 2026 that, among other things, effect the Separation and provide a framework for its relationship with S&P Global after the Separation, including the following agreements:

●	A Separation and Distribution Agreement;

●	A Tax Matters Agreement;

●	A Transition Services Agreement;

●	An Employee Matters Agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Mobility Global’s and S&P Global’s agreements relating to the restructuring steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed and related matters.

The Separation and Distribution Agreement provides for Mobility Global and S&P Global to transfer specified assets between the companies that will operate the Spin Business after the Distribution, on the one hand, and S&P Global’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Mobility Global and S&P Global to use commercially reasonable efforts (subject to certain exceptions) to obtain consents, approvals and amendments required to assign the assets and liabilities transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder required a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective, adversely affected the rights of the transferor thereunder, the party retaining any asset that otherwise would have been transferred shall hold such asset for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action (subject to certain exceptions) as may be reasonably requested by such party in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the Distribution.

In addition, Mobility Global also grants and receives non-exclusive licenses under certain intellectual property in connection with the Separation and Distribution Agreement, which generally provides S&P Global and Mobility Global rights to continue operating their respective businesses following the Distribution.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Spin Business with Mobility Global and financial responsibility for the obligations and liabilities of S&P Global’s retained businesses with S&P Global. The Separation and Distribution Agreement establishes the procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, S&P Global and Mobility Global entered into the Tax Matters Agreement, which governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of certain of the Restructuring Transactions, including the Distribution and certain related transactions, to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that S&P Global and Mobility Global have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, S&P Global is generally responsible for all of Mobility Global’s pre-closing taxes that are reported on combined tax returns with S&P Global or any of S&P Global’s affiliates and all pre-closing non-income taxes attributable to the businesses and assets retained by S&P Global. Mobility Global will generally be responsible for all of Mobility Global’s pre-closing income taxes that are reported on tax returns that include only Mobility Global and/or its subsidiaries (i.e., “separate tax returns”) and all pre-closing non-income taxes attributable to its business or assets.

In the Tax Matters Agreement, Mobility Global also agreed to certain covenants that contain restrictions intended to preserve the tax-free treatment of the Separation. Mobility Global may take certain actions prohibited by these covenants only if Mobility Global obtains and provides to S&P Global a ruling from the IRS or an opinion from a tax adviser acceptable to S&P Global in its sole discretion, in each case, to the effect that such action will not jeopardize the tax-free treatment of these transactions, or if Mobility Global obtains S&P Global’s prior written consent, in S&P Global’s sole and absolute discretion, waiving such requirement. Mobility Global will covenant not to take any action, or not to fail to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free treatment of the Separation, for all relevant time periods. In addition, these covenants will include specific restrictions on Mobility Global’s ability to:

•	cause or permit certain business combinations or transactions to occur during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”));

•	discontinue the active conduct of Mobility Global’s business (within the meaning of Section 355(b)(2) of the Code) during the two-year period following the Distribution Date;

•	sell or otherwise issue Mobility Global’s common stock during the two-year period following the Distribution Date, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in Treasury regulations related to stock issued to employees and retirement plans;

•	redeem or otherwise acquire any of Mobility Global’s common stock, other than pursuant to open-market repurchases of less than 20% of Mobility Global’s common stock (in the aggregate), during the two-year period following the Distribution Date;

•	amend Mobility Global’s certificate of incorporation (or other organizational documents) or take any other action, whether through a shareholder vote or otherwise, affecting the voting rights of Mobility Global’s common stock, in each case during the two-year period following the Distribution Date; and

•	more generally, take any action that could reasonably be expected to cause the Separation or certain of the Restructuring Transactions undertaken pursuant thereto to fail to qualify as tax-free transactions for U.S. federal income tax purposes or for non-U.S. tax purposes.

Mobility Global is generally required to indemnify S&P Global against any and all tax-related liabilities incurred by S&P Global or its subsidiaries relating to the Separation, including the Distribution and certain related transactions, to the extent caused by any action undertaken by Mobility Global or in respect of Mobility Global’s shares. The indemnification will apply even if S&P Global has permitted Mobility Global to take an action that would otherwise have been prohibited under the tax-related covenants described above.

Transition Services Agreement

The Transition Services Agreement (“TSA”) sets forth the terms on which S&P Global provides to Mobility Global, on a transitional basis, certain services or functions that the companies historically have shared. The transition services include various services or functions, including information technology, finance and human resources, generally for a period of up to 18 months following the Distribution. Mobility Global is charged fees for the transition services that are based on S&P Global’s reasonably apportioned fully-loaded overhead, administrative and supervisory costs and expenses incurred in connection with the provision of the transition services to Mobility Global. The TSA provides that Mobility Global may, subject to certain conditions, terminate any or all of the transition services upon prior written notice to S&P Global. Mobility Global indemnifies S&P Global from liabilities for certain claims, including claims arising from Mobility Global’s breach of the TSA or from Mobility Global’s gross negligence, willful misconduct or fraud. S&P Global indemnifies Mobility Global from liabilities for claims arising from S&P Global’s breach of the TSA or from S&P Global’s gross negligence, willful misconduct or fraud. Subject to certain customary exceptions, each of S&P Global’s and Mobility Global’s maximum aggregate liability under the TSA are generally limited to the fees actually paid to S&P Global under the agreement.

Employee Matters Agreement

The Employee Matters Agreement governs each of S&P Global’s and Mobility Global’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and duplication or acceleration of benefits.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Distribution Date, S&P Global completed the previously-announced separation of Mobility Global. Effective as of 12:01 a.m. New York City time on the Distribution Date, the common stock of Mobility Global was distributed, on a pro rata basis, to S&P Global’s stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of S&P Global received one share of Mobility Global common stock for every share of S&P Global’s common stock held by such stockholder on the Record Date. Fractional shares of Mobility Global common stock were not delivered in the Distribution. Any fractional share of Mobility Global common stock otherwise issuable to a S&P Global stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

Item 8.01. Other Events.

On July 1, 2026 S&P Global issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than four business days after the Distribution Date.

(d) Exhibits.

Exhibit No.	Description
2.1†+	Separation and Distribution Agreement between S&P Global Inc. and Mobility Global Inc., dated June 30, 2026.
10.1†+	Transition Services Agreement between S&P Global Inc. and Mobility Global Inc., dated June 30, 2026.
10.2†+	Tax Matters Agreement between S&P Global Inc. and Mobility Global Inc., dated June 30, 2026.
10.3†	Employee Matters Agreement between S&P Global Inc. and Mobility Global Inc., dated June 30, 2026.
99.1	Press release issued by S&P Global Inc., dated July 1, 2026, announcing the completion of the Separation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 † Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026	S&P Global Inc.
	By:	/s/ Judah Bareli
Judah Bareli
Vice President, Associate General Counsel & Corporate Secretary